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                                                                   EXHIBIT 10.14

                                [ANTIGENICS LOGO]
                                   ANITGENICS


                                                     November 15, 1999


Medison Pharma Ltd.
10 Hashiloach St. P.O.B. 7090
Petach-Tikva 49170
Israel


Dear Mr. Jakobsohn:

We refer to our recent discussions regarding a potential Licensing and Distribution Relationship between Antigenics LLC ("Antigenics") and Medison Pharma Ltd. ("Medison") in Israel with regard to Antigenics' proprietary technology utilizing Heat Shock Proteins ("HSP") for the boosting and modulating of the immune system of humans against cancer (the "Technology").

The following outline the general terms and conditions of a Licensing and Distribution Relationship:

         1. Antigenics' shall grant Medison a license for the Technology in Israel solely for the purposes outlined in this Letter Agreement.
         2. In each of Antigenics' Phase III Trials, Antigenics will include a limited number of clinical sites in Israel. Antigenics' obligation will cease if it is determined by both companies that there are insufficient sites available to accrue the appropriate number of patient's according to Antigenics' timelines.
         3. All data, clinical and otherwise, generated in the Israeli sites will be property of Antigenics.
         4. Medison shall be Antigenics' exclusive sales and marketing agent for the Israeli market.
         5.   For the Israeli market, Medison will be responsible[            ]*
              for preparing and filing all regulatory documents and providing whatever support is necessary to obtain regulatory approval in Israel.
         6. Medison shall be responsible for obtaining any necessary reimbursement approvals.

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* This portion of the Exhibit has been omitted pursuant to a Request for
Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities Exchange Commission.


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         7.   After regulatory approval, Medison shall be responsible for all sales and marketing efforts and expenses.
         8.   Antigenics shall receive [       ]* of Net Sales and Medison shall
              receive [     ]* of Net Sales.
         9.   Medison and its affiliates shall make an equity investment of [
                      ]* in Antigenics LLC 1999 Private Placement and will be
              entitled to all the rights granted to the other investors as detailed in the Private Placement Memorandum dated 8/31/99, the Subscription Agreement and the Limited Liability Company Agreement.
         10. Your rights and obligations will be subject to typical termination provisions, however, the Agreement will not contain a change in control termination provision.
         11.  The term of the agreement shall be 7 years.

Prior to the initiation of Antigenics' first Phase III trial in cancer, Antigenics and Medison shall negotiate and sign a License and Distribution Agreement acceptable to both parties. That agreement shall contain terms and conditions typical to for an agreement of that type, including appropriate termination provisions and best efforts clauses.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York, without regard to the conflicts of law principles thereof. In the event of any dispute, New York courts shall have exclusive jurisdiction of such dispute.

If the foregoing correctly expresses our understanding, please so indicate by signing and dating the enclosed copy of this Letter Agreement and returning it to the undersigned.

Sincerely,



Antigenics LLC

By:    /s/ Garo H. Armen
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Name:  Garo H. Armen
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Title: Chairman and Chief Executive Officer
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* This portion of the Exhibit has been omitted pursuant to a Request for
Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities Exchange Commission.


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Medison

By:    /s/  Mier Jakobsohn        /s/  Shmuel Berkovich
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Name:  /s/  Mier Jakobsohn        /s/  Shmuel Berkovich
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Title: General Manager            General Manager
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